Exhibit 99.1

FOOT LOCKER, INC. NAMES FRANKLIN R. BRACKEN AS PRESIDENT

New York, NY – March 26, 2025 – Foot Locker, Inc. (NYSE: FL) today announced that Franklin R. Bracken, currently Executive Vice President and Chief Commercial Officer, has been named to the role of President, effective immediately. Bracken will continue reporting to Mary Dillon, Foot Locker, Inc.’s Chief Executive Officer. In his role as President, Bracken will work alongside Dillon to accelerate the execution of the Lace Up Plan, the Company’s strategy to elevate the omni-retail experience, enhance productivity, and create long-term shareholder value. Bracken will also continue to oversee global retail operations, merchandising, marketing, digital, loyalty, and real estate.

“We are delighted to recognize Frank’s leadership and valuable contributions to Foot Locker, Inc. with this appointment,” said Dillon. “Over his 15-year tenure, Frank has led several important initiatives across the business, including playing a critical role in the development and execution of our Lace Up Plan, building our brand partnerships, and advancing our omnichannel capabilities. I look forward to continuing to partner with him in his new role as we execute our strategies, further our significant progress in advancing the Lace Up Plan, and create sustained value for our stakeholders."

“It’s an honor to be named President as we continue building on the momentum of our Lace Up Plan,” said Bracken. “Looking ahead to the remainder of 2025 and beyond, we are well-positioned to accelerate our progress and deliver on our long-term operational and financial goals as we enter the next phase of execution. We remain committed to expanding sneaker culture and elevating the omnichannel experience for our customers and brand partners, and I’m confident our proven consumer-focused initiatives will further deepen customer engagement, strengthen our market position, and drive meaningful business results.”

Bracken has nearly 30 years of experience in brand management, consulting, digital transformation, marketing, merchandising, and retail operations. He joined Foot Locker in 2010 and has held several senior leadership roles of increasing responsibility across the Company. During his tenure, Bracken has led the expansion and elevation of Foot Locker, Inc.’s core banners, the globalization of the Foot Locker brand with unified global standards, and the revitalization and diversification of its brand partnerships. He also spearheaded the Company’s omnichannel strategy – advancing digital capabilities, modernizing stores, and transforming the customer experience through a consumer-first approach. Prior to Foot Locker, Inc., Bracken held senior management roles at The Coca-Cola Company, SABMiller, and began his career as a management consultant at PricewaterhouseCoopers.

Foot Locker Media Relations
Dana Yacyk, VP, Communications
mediarelations@footlocker.com

Foot Locker Investor Relations
Kate Fitzsimons, Senior Director, Investor Relations
ir@footlocker.com

ABOUT FOOT LOCKER, INC.

Foot Locker, Inc. is a leading footwear and apparel retailer that unlocks the "inner sneakerhead" in all of us. With approximately 2,400 retail stores in 26 countries across North America, Europe, Asia, Australia, and New Zealand, and a licensed store presence in Europe, the Middle East and Asia, Foot Locker has a strong history of sneaker authority that sparks discovery and ignites the power of sneaker culture through its portfolio of brands, including Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that Foot Locker, Inc. (the "Company") anticipates will or may occur in the future, including, but not limited to, such things as future strategic plans, financial objectives, financial outlook and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company's filings with the U.S. Securities and Exchange Commission.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see "Risk Factors" disclosed in the Company's Annual Report on Form 10-K for the year ended February 3, 2024, filed on March 28, 2024, and subsequent filings. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update the forward-looking statements, whether due to new information, future events, or otherwise.

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